UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

FULLCIRCLE REGISTRY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-51918	87-0653761
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Alpine Drive, Shelbyville, Kentucky	40065
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 410-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________________________________________

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2007, the Company's Board of Directors elected a new director, Norman L. Frohreich, effective immediately. There are no arrangements or understandings between Mr. Frohreich and any other persons pursuant to which Mr. Frohreich was selected as a director. Mr. Frohreich will not, at this time, serve on any of the committees of the Company's Board of Directors. Mr. Frohreich does not have a direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.  Mr. Frohreich owns stock of the Company which he purchased on the open market using his own funds.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release announcing the installation of Norman L. Frohreich as a new member of the Board of Directors, dated August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULLCIRCLE REGISTRY, INC.
Dated: August 13, 2007	By	/s/ Trent Oakley
Trent Oakley
Its: President

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing the installation of Norman L. Frohreich as a new member of the Board of Directors, dated August 13, 2007.